Quantum Corporation and VIEX Capital Advisors Sign Agreement to Reconstitute
Quantum Board to Consist of a Majority of New Directors

SAN JOSE, Calif. — March 3, 2017 — Quantum Corp. (NYSE: QTM) today announced that it has reached an agreement with VIEX Capital Advisors, LLC, which owns approximately 11 percent of outstanding shares of Quantum’s common stock, to reconstitute the Quantum board of directors with a majority of new, independent directors over the next several months. Specifically, Quantum has committed to identify, within the next 90 days and subject to VIEX’s approval, three new, independent and qualified directors to be appointed to the board following the company’s fiscal 2016 Annual Meeting of Stockholders to be held on March 31, 2017 (the “2016 Annual Meeting”).

Quantum and VIEX have agreed that the new independent directors will be appointed as soon as possible after the 2016 Annual Meeting in accordance with a specific vetting and approval process outlined below. The new directors will be part of a seven-person slate of nominees presented to stockholders for election to the board later this year at the fiscal 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) to be held in August 2017. In addition to the new directors, the nominees at the 2017 Annual Meeting will be current board members Paul Auvil III, Gregg Powers and Clifford Press, and new board member Raghavendra Rau. With Mr. Rau and three new independent directors joining what will be a seven-person board, the company will have a reconstituted board consisting of a majority of new directors. The company has committed to hold the 2017 Annual Meeting not later than Aug. 31, 2017.

Paul Auvil III, chairman of the board, stated, “We are pleased to have reached an agreement with VIEX that we collectively believe will help us deliver long-term value to all Quantum stockholders and reinforces the company’s position as a reliable long-term partner for its customers. As we continue to focus on executing against our strategic plan, which has driven strong financial results in our current fiscal year, we look forward to reconstituting our board with new, highly qualified, independent directors to help us work cooperatively towards accelerating our positive momentum and building a bright future for our stockholders.”

Eric Singer, founder and managing member of VIEX, stated, “With this agreement, we believe that the company will have the broad-base support of stockholders that we believe is integral to maximizing value. VIEX has been laser-focused on enhancing stockholder value and appreciates that the company agrees the best way forward is to reconstitute the board with a majority of new directors. We appreciate the constructive involvement of Gregg and Paul and have full confidence that they, together with the other members of the reconstituted board, will be fully aligned with stockholders. We look forward to working with the reconstituted board to leverage Quantum’s inherent strengths and industry-leading positions to take advantage of market dynamics and build on its momentum.”

The 2016 Annual Meeting

Quantum and VIEX have agreed that stockholders will get to vote to elect the following seven individuals at the 2016 Annual Meeting:

Current board members
●	Paul Auvil III, chairman
●	Jon Gacek, president and CEO
●	Gregg Powers
●	Clifford Press
●	David Roberson

New members
●	John Mutch
●	Raghavendra Rau

Current Quantum board members Robert Andersen, Louis DiNardo, Dale Fuller and David Krall will not stand for re-election at the 2016 Annual Meeting. As part of the agreement, VIEX will vote all of its shares in favor of all seven of the board's nominees at the 2016 Annual Meeting.

Mr. Auvil added, “On behalf of the board, I also would like to thank Robert Andersen, Louis DiNardo, Dale Fuller and David Krall for their many contributions and dedication to Quantum over the past several years.”

Appointment of Three New Independent Directors

In addition, under the terms of the agreement, the Quantum board immediately will retain Korn/Ferry International to commence a search for three new, independent and qualified directors. The primary focus will be recruiting and appointing new directors who possess data storage expertise, including at least one new director who has cloud storage software experience. Further, the company will seek to add at least one new director who is qualified to serve as chair of the board’s Audit Committee and one director who is qualified to serve on the Leadership and Compensation Committee. These directors ultimately will replace three of the directors being nominated for election at the 2016 Annual Meeting.

Director Selection Process

Quantum and VIEX have agreed to a specific process for the selection and appointment of the three new directors, as follows:

●	Messrs. Powers and Press will run the selection process and will be responsible for interviewing the director candidates.
●	Messrs. Powers and Press will consult with Mr. Auvil once they have agreed on a candidate that meets the identified criteria.
●

Following that consultation, Messrs. Powers and Press will notify VIEX about a selected candidate and provide an opportunity for VIEX to interview him/her and decide whether to approve the candidate for presentation to the full board. VIEX will not unreasonably withhold its consent.

●	Upon VIEX’s approval, a candidate will be presented to the full board for review and approval, and the directors will have an opportunity to meet the candidate in advance.
●	If approved by the full board, the candidate will be appointed as a director immediately.
●	The new directors as they are elected will replace Messrs. Mutch, Gacek and Roberson in that order. Mr. Gacek will remain president and CEO.

Timing of Appointment of New Directors

Quantum and VIEX have agreed that two of the new independent directors shall be seated no later than 60 days following the date of the settlement agreement and that the third new independent director shall be seated no later than 90 days following the date of the settlement agreement.

The 2017 Annual Meeting

Quantum has committed to hold the 2017 Annual Meeting in August 2017 and agreed to not delay the 2017 Annual Meeting past Aug. 31, 2017. At the 2017 Annual Meeting, stockholders will have the opportunity to vote for the election of the reconstituted board.

VIEX Standstill Agreement

Subject to earlier termination under certain circumstances, VIEX has agreed to standstill provisions through the next two Quantum annual meetings: the 2016 Annual Meeting to be held on March 31, 2017 and the 2017 Annual Meeting to be held in August 2017. After the 2017 Annual Meeting, the VIEX standstill will expire.

The full text of the agreement between Quantum and VIEX will be included as an exhibit to a current report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Quantum stockholders are not required to take any action at this time.

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About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

Quantum and the Quantum logo are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Safe Harbor Statement
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements regarding anticipated market forecasts and trends, and Quantum’s financial forecast, business prospects and strategies are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2016. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information
Quantum Corporation (the “Company”), its directors, Messrs. John Mutch and Raghavendra Rau, who are nominees for director, and certain executive officers will be participants in the solicitation of proxies from stockholders in connection with the Company’s Annual Meeting of Stockholders for the fiscal year ended March 31, 2016 (the “Annual Meeting”). Information with respect to the holdings of the participants (other than Messrs. Mutch and Rau) in the Company’s common stock as of February 20, 2017 was included in a Proxy Statement filed with the SEC under Regulation 14A on February 22, 2017. Messrs. Mutch and Rau do not currently own any shares of common stock. Additional information regarding the participants, including updated information as to their direct or indirect interests, by security holdings or otherwise, will be included in the revised Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. To the extent that holdings of the Company’s securities change from the amounts previously disclosed, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its revised definitive Proxy Statement with the SEC, the Company will mail the revised definitive Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Company’s preliminary proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the Company’s revised definitive proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website (www.quantum.com) or by writing to Investor Relations, Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, CA 95110.

Quantum Contacts
For Media
Sard Verbinnen & Co
Steven Goldberg / John Christiansen
+1 (310) 201-2040 / +1 (415) 618-8750
quantum-svc@sardverb.com

Quantum Corp.
Brad Cohen
+1 (408) 944-4044
brad.cohen@quantum.com

For Investors
MacKenzie Partners, Inc.
Dan Burch / Bob Marese
+1 (212) 929-5500
dburch@mackenziepartners.com or bmarese@mackenziepartners.com

The Blueshirt Group
Brinlea Johnson / Allise Furlani
+1 (212) 331 8424 / +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

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